JOINT FILER’S SIGNATURE

TWIN HAVEN SPECIAL OPPORTUNITIES PARTNERS IV, L.L.C

By:	/s/ Paul Mellinger	Date: June 5, 2014
Name: Paul Mellinger
Title: Managing Member